Exhibit 99.1

Excel Trust Announces Fourth Quarter and Year Ended 2012 Results, Increases Dividend

SAN DIEGO—February 27, 2013— Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the quarter and year ended December 31, 2012. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for the Year Ended 2012

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $8.5 million, or $0.20 per diluted share and for the year of $28.6 million, or $0.78 per diluted share (5% year over year)

•	Reported Funds from Operations (FFO) for the quarter of $8.6 million or $0.20 per diluted share and for the year of $27.3 million, or $0.74 per diluted share (21% year over year)

•	Acquired approximately $440 million in properties

•	Surpassed $1 billion in total assets

•	Contributed La Costa Towne Center (San Diego, CA) into a joint venture

•	Improved terms and increased our unsecured credit facility to $250 million, expandable to $450 million

“2012 was transformational for Excel Trust in several respects. By acquiring $440 million in quality properties, our asset base surpassed $1.1 billion and our portfolio now exceeds 5.5 million square feet,” commented Gary Sabin, Chairman and CEO. “We lowered our cost of debt by improving our credit facility and anticipate beginning discussions with the rating agencies in order to position the Company to access the unsecured debt markets. These are important milestones for the Company and we are well on our way to accomplishing the goals we set at the time of our IPO a little over two and half years ago.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the fourth quarter of $8.5 million, or $0.20 per diluted share, and $28.6 million, or $0.78 per diluted share for the year. Excel Trust reported Funds From Operations (FFO) for the fourth quarter of $8.6 million or $0.20 per diluted share, and $27.3 million, or $0.74 per diluted share for the year. Net loss attributable to the common stockholders for the fourth quarter was $2.2 million or $0.06 per diluted share, and $8.5 million or $0.26 per diluted share for the year.

Included in FFO for the quarter ended December 31, 2012 were transaction costs of $0.4 million related to acquisitions, or $0.01 per diluted share, and $1.6 million or $0.04 per diluted share in the twelve months ended December 31, 2012. Also, included in FFO was non-cash compensation expense of approximately $0.8 million, or $0.02 per diluted share in the quarter ended December 31, 2012 and $3.2 million or $0.09 per diluted share in the twelve months ended December 31, 2012, resulting from the Company’s incentive stock award plan. Finally, FFO was impacted by a non-cash gain related to changes in the fair value of financial instruments and the redemption of certain OP units of approximately $0.4 million, or $0.01 per diluted share. For the twelve months ended December 31, 2012, this gain was $1.5 million, or approximately $0.04 per diluted share.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Summary of Significant Activities During Fourth Quarter 2012

On October 1, 2012, Excel Trust acquired the Pavilion Crossing, a newly constructed 68,400 square foot retail shopping center located in Brandon, Florida, for approximately $13.1 million. The property is approximately 97% leased and is anchored by a Publix grocery store.

On October 19, 2012, Excel Trust acquired a portfolio of six shopping centers in Florida and Virginia for approximately $262.8 million as outlined below.

Florida Properties – Orlando, FL: Five of the shopping centers are in the Orlando, Florida area (four centers are wholly owned and a 50% interest was acquired in a fifth center) which together comprise 319,264 square feet. Major tenants include Walgreens, CVS Pharmacy, Fifth Third Bank, Regions Bank, Fleming’s and Ruth’s Chris Steak House. The shopping centers are approximately 95% leased and the weighted average household income in a three mile radius is estimated to be $127,286 (Source: AGS 2012).

West Broad Village – Richmond, Virginia: The sixth center is in Richmond, Virginia and comprises 386,047 square feet of retail and commercial space, with an additional 339 apartment units above the center. The retail portion is approximately 76% leased with another 35,000 square feet entitled but not constructed. Major tenants include Whole Foods, HomeGoods, REI, Wells Fargo, South University and Dave & Busters. In a three mile radius the average household income is estimated to be $106,356 (Source: AGS 2012).

On October 30, 2012, Excel Trust completed the issuance of a public offering of 9,775,000 shares of its common stock, including the exercise of an overallotment option of 1,275,000 shares, at a public offering price of $12.00 per share, resulting in net proceeds of approximately $113.1 million after deducting the underwriters’ discount and estimated commissions and offering expenses.

Events Subsequent to Fourth Quarter 2012

On January 24, 2013, Excel Trust acquired Tracy Pavilion, a 374,766 square foot shopping center in Tracy, California, for approximately $32 million. The Company owns 162,353 square feet as Home Depot and WinCo are both tenant owned. Major tenants include Home Depot (non-owned), WinCo (non-owned), Marshalls, Ross, PetSmart, Staples and Ulta. In a five mile radius average household income is estimated to be $95,558 (Source: AGS 2013).

First Quarter 2013 Dividend Declared

The Board of Directors declared a first quarter 2013 cash dividend of $0.17 per share compared to a cash dividend of $0.1625 per share for the previous quarter, to be paid on April 15, 2013 to shareholders of record as of March 29, 2013.

The Board of Directors has also declared a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, and a dividend of $0.5078 on its Series B Cumulative Redeemable Preferred Shares. The dividend on Excel Trust’s outstanding Series A and Series B Preferred Shares will be payable on April 15, 2013 to the Series A and Series B Preferred shareholders of record as of March 29, 2013.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2013 to be between $0.80 and $0.88 and its FFO per share to be between $0.76 and $0.84. The above excludes transaction costs, leasing commissions and tenant improvement allowances. Excel Trust believes that AFFO is the most helpful indicator of the Company’s ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, February 28, 2013 at 1:00 p.m. Eastern Time.

Phone: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

Internet: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on February 28, 2013. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets.

Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-K for the period ended December 31, 2012 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-K are an integral part of these consolidated and combined financial statements.

Balance Sheets

EXCEL TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2012	December 31, 2011
ASSETS:

Property:
Land	$320,289	$236,941
Buildings	564,352	287,226
Site improvements	51,875	28,257
Tenant improvements	42,903	28,517
Construction in progress	1,709	21,312
Less accumulated depreciation	(36,765)	(18,294)

Property, net	944,363	583,959
Cash and cash equivalents	5,596	5,292
Restricted cash	5,657	3,680
Tenant receivables, net	5,376	4,174
Lease intangibles, net	85,646	68,556
Mortgage loan receivable	—	2,000
Deferred rent receivable	5,983	2,997
Other assets	17,618	17,013
Investment in unconsolidated entities	9,015	—

Total assets	$1,079,254	$687,671

LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$333,935	$244,961
Notes payable	75,000	21,000
Accounts payable and other liabilities	25,319	21,080
Lease intangibles, net	26,455	13,843
Dividends/distributions payable	9,773	5,801

Total liabilities	470,482	306,685

Equity:
Stockholders’ equity
Preferred stock	136,423	47,703
Common stock	448	302
Additional paid-in capital	459,151	319,875
Cumulative deficit	(1,414)	(3,277)

	594,608	364,603
Accumulated other comprehensive loss	(572)	(811)

Total stockholders’ equity	594,036	363,792
Non-controlling interests	14,736	17,194

Total equity	608,772	380,986

Total liabilities and equity	$1,079,254	$687,671

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

Statements of Operations

EXCEL TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and dividends per share)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011

Revenues:
Rental revenue	$20,971	$12,783	$71,522	$44,265
Tenant recoveries	3,654	3,480	14,190	10,300
Other income	457	313	1,432	662

Total revenues	25,082	16,576	87,144	55,227

Expenses:
Maintenance and repairs	1,578	1,441	5,688	3,792
Real estate taxes	2,817	2,136	9,921	6,373
Management fees	329	172	914	576
Other operating expenses	1,313	762	4,085	3,106
Changes in fair value of contingent consideration	(160)	(106)	(281)	(434)
General and administrative	3,642	3,846	13,778	12,773
Depreciation and amortization	10,588	6,354	36,021	23,290

Total expenses	20,107	14,605	70,126	49,476

Net operating income	4,975	1,971	17,018	5,751

Interest expense	(4,727)	(3,552)	(16,556)	(13,181)
Interest income	48	70	173	297
Loss from equity in unconsolidated entities	(162)	—	(320)	—
Gain on acquisition of real estate and sale of land parcel	—	542	—	1,479
Changes in fair value of financial instruments and gain on OP unit redemption	418	1,238	1,530	1,154

Net income (loss) from continuing operations	552	269	1,845	(4,500)

Income from discontinued operations before gain on sale of real estate assets	—	—	—	1,023
Gain on sale of real estate assets	—	—	—	3,976

Income from discontinued operations	—	—	—	4,999

Net income (loss)	552	269	1,845	499
Net (income) loss attributable to non-controlling interests	4	9	18	(51)

Net income (loss) attributable to Excel Trust, Inc.	556	278	1,863	448
Preferred stock dividends	(2,744)	(875)	(10,353)	(3,228)

Net loss attributable to the common stockholders	$(2,188)	$(597)	$(8,490)	$(2,780)

Basic and diluted net loss per share	$(0.06)	$(0.03)	$(0.26)	$(0.15)

Weighted-average common shares outstanding - basic and diluted	40,830	29,272	34,681	22,465

Dividends declared per common share	$0.1625	$0.16	$0.650	$0.605

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

Reconciliation of Net Income to FFO and AFFO

For the Periods Ended December 31, 2012

(In thousands, except per share data)

Excel Trust, Inc.‘s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income(loss) for the three months and year-ended December 31, 2012 is as follows:

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011

Net loss attributable to the common stockholders	$(2,188)	$(597)	$(8,490)	$(2,780)

Add:
Non-controlling interests in operating partnership	(67)	(28)	(297)	(53)
Preferred stock dividends	—	—
Depreciation and amortization	10,588	6,354	36,021	23,705
Deduct:
Depreciation and amortization related to joint venture	237	(64)	72	(199)
Gain on acquisition of real estate and sale of land parcel	—	(542)	—	(1,479)
Gain on sale of real estate assets	—	—	—	(3,976)

Funds from operations	$8,570	$5,123	$27,306	$15,218

Adjustments:
Transaction costs	387	231	1,572	753
Deferred financing costs	457	412	1,867	1,367
Stock-based and other non-cash compensation expense	817	1,371	3,223	4,497
Changes in fair value of contingent consideration	(160)	(106)	(281)	(434)
Changes in fair value of financial instruments	(418)	(1,238)	(1,530)	(1,154)
Straight-line effects of lease revenue	(1,130)	(392)	(3,139)	(1,968)
Amortization of above and below market leases	77	79	65	153
Non-incremental capital expenditures	(97)	(58)	(469)	(123)

Adjusted funds from operations	$8,503	$5,422	$28,614	$18,309

Weighted average common shares outstanding	40,830	29,272	34,681	22,465
Add :
OP units	1,272	1,405	1,231	1,261
Restricted stock	254	402	306	369
Contingent consideration related to business combinations	20	127	73	206
LTIP restricted stock	—	—	—	—
Common stock issuable upon conversion of preferred stock	—	—	—	—

Weighted average common shares outstanding - diluted (FFO and AFFO)	42,376	31,206	36,291	24,301

Funds from operations per share (diluted)	$0.20	$0.16	$0.74	$0.61
Adjusted funds from operations per share (diluted)	$0.20	$0.17	$0.78	$0.74

Other Information:
Leasing commissions paid	$550	$333	$1,018	$755
Tenant improvements paid	$820	$1,830	$2,625	$3,270

Source: Excel Trust, Inc.

Excel Trust, Inc.

Matt Romney, SVP, Capital Markets

858-613-1800

info@exceltrust.com

www.exceltrust.com